Exhibit 99.2

For Immediate Release

Contact:	Brad Cohen	Michael Fox
	Investors (203) 682-8211	Media (203) 682-8218

GREAT WOLF RESORTS, INC. ADOPTS STOCKHOLDER RIGHTS PLAN

Madison, Wis., March 13, 2012 — The Board of Directors of Great Wolf Resorts, Inc. (NASDAQ: WOLF) (the “Company” or “Great Wolf”) announced today that it has adopted a stockholder rights plan (the “Plan”).

Pursuant to the Plan, the Board of Directors declared a dividend of one preferred stock purchase right (each a “Right” and collectively, the “Rights”) on each outstanding share of the Company’s common stock as of March 23, 2012 (the “Record Date”). Each Right, once exercisable, will entitle stockholders to buy one one-hundredth of a share of a new series of junior participating preferred stock at a purchase price of $5.00 per Right, subject to adjustment.

The Plan was adopted pursuant to the Merger Agreement entered into with affiliates of Apollo Global Management, LLC (“Apollo”) on March 12, 2012. The Plan is designed to ensure that all Great Wolf stockholders receive fair and equal treatment in the event that an unsolicited attempt is made to acquire Great Wolf and is intended to provide the Board of Directors with sufficient time to evaluate alternatives and to maximize value to stockholders.

The Rights will be exercisable only if a person or group of affiliated or associated persons (other than Apollo or any of its affiliates or associates acting pursuant to the Merger Agreement) (an “Acquiring Person”) acquires beneficial ownership of 12.5% or more of the Company’s common stock (including any common stock in respect of certain derivative securities that increase in value as the value of the Company’s common stock increases or that provide the holder with an opportunity to profit from any increase in the value of the Company’s common stock, that are disclosed pursuant to a Schedule 13D or Schedule 13G under the Exchange Act or, if not disclosed on a Schedule 13D or Schedule 13G, if the Company’s Board of Directors determines that such person is deemed to beneficially own the common stock in respect of such derivative securities) or commences a tender offer that, if consummated, would result in ownership by a person or group of affiliated or associated persons of 12.5% or more of the common stock, subject to certain exceptions. The Plan permits the acquisition of control of Great Wolf by Apollo or one of its affiliates pursuant to the terms and conditions of the Merger Agreement.

If an Acquiring Person acquires 12.5% or more of the Company’s outstanding common stock, the Rights will generally entitle the Company’s stockholders, other than the Acquiring Person and its affiliates, the opportunity to purchase, at the exercise price of the Right, such number of shares of Great Wolf common stock having a current value of twice the exercise price of the Right. In addition, if the Company is acquired in a merger or other business combination transaction after an Acquiring Person acquires 12.5%

or more of the Company’s outstanding common stock, the Rights would generally entitle its holders, other than such Acquiring Person, the opportunity to purchase, at the exercise price of the Right, such number of shares of the common stock of such other party to the merger or other business combination having a current value of twice the exercise price of the Right.

The Rights are generally redeemable, for $0.001 per Right, subject to adjustment, at the option of the Board of Directors, unless and until the Rights become exercisable. The Board of Directors may terminate the Plan at any time before a person or group of affiliated or associated persons becomes an Acquiring Person. The Rights will expire at the earlier of March 11, 2013, one business day immediately prior to the one year anniversary of the effective date of the Plan, or immediately prior to the earlier of the consummation of the tender offer pursuant to which Apollo will make an offer to purchase all outstanding shares of Great Wolf common equity (the “Equity Tender Offer”) and the merger contemplated under the Merger Agreement. The Rights distribution is not taxable to stockholders.

About Great Wolf

Great Wolf Resorts, Inc.® (NASDAQ: WOLF), Madison, Wis., is North America’s largest family of indoor waterpark resorts, and, through its subsidiaries and affiliates, owns, licenses and/or operates its family resorts under the Great Wolf Lodge® brand. Great Wolf Resorts is a fully integrated resort company with Great Wolf Lodge locations in: Wisconsin Dells, Wis.; Sandusky, Ohio; Traverse City, Mich.; Kansas City, Kan.; Williamsburg, Va.; the Pocono Mountains, Pa.; Niagara Falls, Ontario; Mason, Ohio; Grapevine, Texas; Grand Mound, Wash.; and Concord, N.C.

The Company’s resorts are family-oriented destination facilities that generally feature 300 to 600 rooms and a large indoor entertainment area measuring 40,000 to 100,000 square feet. The all-suite properties offer a variety of room styles, arcade/game rooms, fitness rooms, themed restaurants, spas, supervised children’s activities and other amenities. The Company’s consolidated subsidiary, Creative Kingdoms, LLC, is a developer and operator of technology-based, interactive quest adventure experiences such as MagiQuest®.

Additional information may be found on the Company’s Web site at www.greatwolf.com.

Forward-looking Information

The information contained in this press release that addresses future results or expectations is considered forward-looking information. Forward-looking information in this document can be identified through the use of words such as “may,” “will,” “intend,” “plan,” “project,” “expect,” “anticipate,” “should,” “would,” “believe,” “estimate,” “contemplate,” “possible,” and “point.” The forward-looking information is premised on many factors, some of which are outlined below. Actual consolidated results might differ materially from projected forward-looking information if there are any material changes in management’s assumptions.

The forward-looking information and statements are or may be based on a series of projections and estimates and involve risks and uncertainties. These risks and uncertainties include such factors as: whether a person or group acquires 12.5% or more of the Company’s outstanding common stock or commences a tender offer, whether the Company is acquired in a merger or other business combination transaction after a person has acquired 12.5% or more of the Company’s outstanding common stock and whether the Rights are redeemed by the Company. For additional information regarding these and other risk factors, please refer to the Company’s filings with the Securities Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K, which may be accessed via EDGAR through the Internet at www.sec.gov.

Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law. Past financial or operating performance is not necessarily a reliable indicator of future performance and investors should not use the Company’s historical performance to anticipate results or future period trends.

Important Additional Information

In connection with the proposed acquisition of Great Wolf by an affiliate of Apollo, it is important to note that the Equity Tender Offer has not yet commenced and it is expected that Apollo will file a Schedule TO with the SEC and Great Wolf intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. Additionally, Great Wolf and Apollo will file other relevant materials in connection with the proposed transaction contemplated by the Merger Agreement including an offer to purchase (the “Change of Control Offer”) all of the outstanding 10.875% First Mortgage Notes due 2017 (the “First Mortgage Notes”) conditioned upon the successful completion of the Equity Tender Offer and the solicitation of the consents of holders of at least a majority of the principal amount of outstanding First Mortgage Notes (the “Consent Solicitation”) to waive and/or amend certain provisions of the indenture governing the First Mortgage Notes (the “Indenture”).

This press release is for informational purposes only and is neither an offer to buy nor the solicitation of an offer to sell any shares of Great Wolf’s common stock or the First Mortgage Notes issued by certain wholly-owned subsidiaries of Great Wolf nor a solicitation of consents with respect to the proposed amendments to the Indenture.

On the commencement date of the Equity Tender Offer an offer to purchase, a letter of transmittal for shares and related documents (the “Equity Tender Offer Documents”) will be filed with the SEC, will be mailed to stockholders of record and will also be made available for distribution to beneficial owners of Great Wolf common stock. The offer to purchase and the solicitation of offers to sell the Great Wolf common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents. When they are available, stockholders should read those materials carefully because they will contain important information, including the various terms of, and conditions to, the Equity Tender Offer. When they are available, stockholders will be able to obtain the Equity Tender Offer Documents without charge from the SEC’s website at http://www.sec.gov or from MacKenzie Partners, Inc., the Information Agent for the Equity Tender Offer. Stockholders are urged to read carefully those materials when they become available prior to making any decisions with respect to the Equity Tender Offer.

The Change of Control Offer to be made by Apollo’s affiliate will be made solely on the terms and subject to the conditions set forth in the Change of Control Notice and Offer to Purchase to be dated the date of the commencement of the Equity Tender Offer (as may be amended or supplemented from time to time, the “Change of Control Notice”), and the accompanying letter of transmittal for notes (together, the “Change of Control Offer Documents”). The Consent Solicitation to be made by the issuers of the First Mortgage Notes will be made solely on the terms and subject to the conditions set forth in the Consent Solicitation Statement to be dated the date of the commencement of the Equity Tender Offer (as may be amended or supplemented from time to time, the “Consent Solicitation Statement”), and the accompanying consent letter (together, the “Consent Solicitation Documents”).

Great Wolf will file a solicitation/recommendation statement with the SEC in connection with the Equity Tender Offer, and, if required, will file a proxy statement or information statement with the SEC in connection with the second-step merger. Stockholders are strongly advised to read these documents if and when they become available because they will contain important information about the Equity Tender Offer and the proposed merger. Stockholders would be able to obtain a free copy of the solicitation/recommendation statement and the proxy statement or information statement as well as other filings containing information about Great Wolf, the Equity Tender Offer and the merger, if any, when available, without charge, at the SEC’s website at http://www.sec.gov. In addition, copies of the solicitation/recommendation statement, the proxy statement or information statement and other filings containing information about Great Wolf, the Equity Tender Offer and the merger may be obtained, if and when available, without charge, on the Great Wolf website at http://corp.greatwolfresorts.com or by directing a request to Great Wolf Resorts, Inc., Attention: Investor Relations, 525 Junction Road, Ste. 6000 South Tower, Madison, WI 53717, telephone: (608) 662-4698.

Copies of the Equity Tender Offer Documents may be obtained from MacKenzie Partners, Inc. at (212) 929-5500 (collect) or (800) 322-2885 (toll free). Any persons with questions regarding the Equity Tender Offer should contact MacKenzie Partners at the above numbers or the dealer manager, UBS Investment Bank, at (212) 821-6071 (collect) or (855) 565-0223 (toll free).

Copies of the Change of Control Offer Documents and the Consent Solicitation Documents may be obtained from D.F. King & Co., Inc., at (212) 269-5550 (collect) or (800) 859-8511 (toll free). Any persons with questions regarding the Change of Control Offer or the Consent Solicitation should contact D.F. King & Co. at the above numbers or the solicitation agents, Morgan Stanley & Co. LLC, at (212) 761-1057 (collect) or (800) 624-1808 (toll free) or UBS Investment Bank, at (203) 719-4210 (collect) or (888) 719-4210 (toll free).

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